UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal (State or Other Jurisdiction) of Incorporation)	000-33405 (Commission File No.)	36-4485429 (I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois (Address of Principal Executive Offices)	60445 (Zip Code)

Registrant's telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On March 22, 2005, the Board of Directors of A.J. Smith Federal Savings Bank approved the termination of the A. J. Smith Federal Savings Bank 401K employee profit sharing plan. The plan was frozen as to new contributions during 1995. The plan’s assets will be paid out to any remaining participants.

Item 8.01.  Other Events.

On March 22, 2005, the Board of Directors of AJS Bancorp, Inc. authorized the Company to add an additional 100,000 shares to the current stock repurchase program.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Exhibits.

The following Exhibit is attached as part of this report:

99.1	Press release dated March 22, 2005, announcing AJS Bancorp, Inc. addition to repurchase program.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: March 24, 2005	AJS BANCORP, INC. By: /s/ Lyn G. Rupich Lyn G. Rupich President